EXHIBIT 23.01



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-45537, 33-51322, 33-53258, 33-59404, and 33-
52663 of Southern California Gas Company on Forms S-3 of our report dated January 27, 1999, except for Note 13 as to which the date is February 22, 1999, appearing in this Annual Report on Form 10-K of Southern California Gas Company for the year ended December 31, 1998.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
March 31, 1999